Exhibit 99.2

Independent Auditors’ Report

The Partners of
Acquired Properties

We have audited the accompanying combined statement of revenues and direct operating expenses of certain oil and natural gas properties (the “Acquired Properties”) , acquired on October 1, 2015 by EV Energy Partners, L.P., which comprise the combined statement of revenues and direct operating expenses for the year ended December 31, 2014 and related notes to the combined statement of revenues and direct operating expenses.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this combined statement of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined statements of revenues and direct operating expenses that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this combined statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statements of revenues and direct operating expenses. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined statement of revenues and direct operating expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation and fair presentation of the combined statement of revenues and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control related to the Acquired Properties. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and direct operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenues and direct operating expenses referred to above present fairly, in all material respects, the combined statement of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

We draw attention to Note 1 of the combined statement of revenue and direct expenses, which described that the accompanying combined statement of revenue and direct expenses was prepared for the purpose of complying with Regulation S-X Rule 3-05 of the United States Securities and Exchange Commission and was not intended to be a complete presentation of the Acquired Properties results of operations. Our opinion is not modified with respect to this matter.

/s/DELOITTE & TOUCHE LLP

Houston, Texas

December 11, 2015

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Acquired Properties

Combined Statement of Revenues and Direct Operating Expenses

For the Year Ended December 31, 2014

(In thousands)

Total revenues	$83,564

Direct operating expenses:
Lease operating expenses	28,001
Production taxes	6,891
Total direct operating expenses	34,892

Excess of revenues over direct operating expenses	$48,672

See accompanying notes to combined statement of revenues and direct operating expenses.

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Acquired Properties

Notes to Combined Statement of Revenues and Direct Operating Expenses

1.	BASIS OF PRESENTATION

On September 3, 2015, EV Energy Partners, L.P. (“EVEP”) entered into three agreements with certain institutional partnerships managed by EnerVest, Ltd. (the “EnerVest Partnerships”) to acquire oil and natural gas properties in the Appalachian Basin, the San Juan Basin and the Austin Chalk (the “Acquired Properties”) for a combined cash consideration of $147.9 million. The acquisitions closed on October 1, 2015, and are subject to customary closing conditions and purchase price adjustments.

Only a portion of the EnerVest Partnerships’ oil and natural gas properties were acquired, and these oil and natural gas properties did not constitute a stand alone entity, segment or division of the EnerVest Partnerships. Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying historical statement of revenues and direct operating expenses were carved out from the EnerVest Partnerships’ historical accounting records and are presented in lieu of the financial statements required under Rule 3–05 of Securities and Exchange Commission (the “SEC”) Regulation S–X. This statement is not intended to be a complete presentation of the results of operations of the Acquired Properties as it does not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expense and other income and expense items not directly associated with operating revenues from oil, natural gas and natural gas liquids.

2.	CONCENTRATION OF CREDIT RISK

The Acquired Properties’ revenues are derived principally from uncollateralized sales to customers in the oil and natural gas industry; therefore, customers may be similarly affected by changes in economic and other conditions within the industry. Expected losses are provided for currently and actual losses have been within management’s expectations.

3.	USE OF ESTIMATES

The preparation of the combined statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

4.	REVENUE RECOGNITION

Revenues from the sale of oil, natural gas and natural gas liquids are recognized when production is sold to a purchaser at fixed or determinable prices, when delivery has occurred and title has transferred and collectability of the revenue is reasonably assured. The Acquired Properties follow the sales method of accounting for natural gas revenues. Under this method of accounting, revenues are recognized based on volumes sold to purchasers, which may differ from the volume to which the Acquired Properties are entitled based on its working interest.

5.	SUPPLEMENTAL INFORMATION FOR OIL AND NATURAL GAS PRODUCING ACTIVITIES (UNAUDITED)

Estimated Quantities of Proved Reserves

There are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. Accordingly, these estimates are expected to change as further information becomes available. Material revisions of reserve estimates may occur in the future, development and production of the oil, natural gas and natural gas liquids reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred may vary significantly from those used in these estimates.

As specified by the SEC, the prices for oil, natural gas and natural gas liquids used in this calculation were the average prices during the year determined using the price on the first day of each month, except for volumes subject to fixed price contracts. The prices utilized in calculating the total estimated proved reserves at December 31, 2014 were $94.99 per Bbl of oil and $4.35 per MMBtu of natural gas.

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Acquired Properties

Notes to Combined Statement of Revenues and Direct Operating Expenses (continued)

The following table sets forth changes in estimated proved reserves for the year ended December 31, 2014.

	Oil (MBbls) (1)	Natural Gas (Mmcf) (2)	Natural Gas Liquids (MBbls) (1)	MMcfe (3)
Proved reserves:
As of December 31, 2013	5,137	105,549	8,461	187,133
Revisions of previous estimates	(426)	2,626	(807)	(4,762)
Extensions and discoveries	705	4,406	473	11,471
Production	(399)	(5,970)	(605)	(11,991)
As of December 31, 2014	5,017	106,611	7,522	181,851

Proved developed reserves:
December 31, 2013	4,377	102,059	8,241	177,763
December 31, 2014	4,321	104,231	7,223	173,501

Proved undeveloped reserves:
December 31, 2013	760	3,490	220	9,370
December 31, 2014	696	2,380	299	8,350

(1)	Thousands of barrels.

(2)	Million cubic feet.

(3)	Million cubic feet equivalent; barrels are converted to Mcfe based on one barrel of oil or natural gas liquids to six Mcf of natural gas equivalent.

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil, Natural Gas and Natural Gas Liquids Reserves

The following table presents a standardized measure of discounted future net cash flows relating to estimated proved reserves as of December 31, 2014 (dollars in thousands):

Future cash inflows	$1,192,819
Future production costs	(531,312)
Future development costs	(54,173)
Future income tax expense	(1,236)
Future net cash flows	606,098
10 percent discount for estimated timing of cash flows	(329,047)
Standardized measure of discounted future net cash flows	$277,051

In computing this data, assumptions other than those required by the SEC could produce different results. Accordingly, the data should not be construed as representative of the fair market value of our estimated proved oil, natural gas and natural gas liquids reserves. The following assumptions have been made:

•	Future cash inflows were based on prices used in estimating our proved oil, natural gas and natural gas liquids reserves. Future price changes were included only to the extent provided by existing contractual agreements.

•	Future development and production costs were computed using year end costs assuming no change in present economic conditions.

•	No provisions for future federal income taxes were computed; however, provisions for future obligations under the Texas gross margin tax were computed.

•	Future net cash flows were discounted at an annual rate of 10%.

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Acquired Properties

Notes to Combined Statement of Revenues and Direct Operating Expenses (continued)

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The following table sets forth the changes in standardized measure of discounted future net cash flow relating to proved oil, natural gas and natural gas liquids reserves for the year ended December 31, 2014 (dollars in thousands):

Beginning of period	$268,081
Sales and transfers of oil, natural gas and natural gas liquids produced, net of production costs	(48,672)
Net changes in prices and production costs	11,958
Extensions, discoveries and improved recovery, less related costs	30,481
Development costs incurred during the period	999
Net changes in estimated future development costs	(153)
Revisions and other	(9,215)
Accretion of 10% timing discount	26,936
Net change in income taxes	(75)
Changes in timing and other	(3,289)
End of period	$277,051

6.	SUBSEQUENT EVENTS

We evaluated subsequent events through December 11, 2015, the date that the combined statement of revenues and direct operating expenses was issued, and has determined that there were no subsequent events that required disclosure.

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